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                                                                  Exhibit T3A(2)

                            ARTICLES OF INCORPORATION

                                       OF

                           SAC HOLDING II CORPORATION


         I, the undersigned incorporator, for the purpose of forming a corporation under Title 7, Chapter 78 of the Nevada Revised Statutes, as amended ("NRS"), do hereby adopt and make the following Articles of Incorporation:

                                   ARTICLE I

         The name of the corporation (hereinafter the "Corporation" is SAC HOLDING II CORPORATION.

                                   ARTICLE II

         The principal place of business of the Corporation shall be:

                  715 South Country Club Drive, Mesa. AZ 85210

         The Corporation's resident agent shall be:

                  The Corporation Trust Company of Nevada
                  6100 Neil Road, Suite 500
                  Rena, Nevada 89511

                                  ARTICLE III

         Notwithstanding any provision hereof to the contrary, the following shall govern: The nature of the business and of the purposes to be conducted and promoted by the Corporation is to act as a limited partner of various entities, and for all other lawful purposes.

                                   ARTICLE IV

         The Corporation shall have the authority to issue one thousand (1,000) shares of Common Stock with a par value of One Cent ($0.01) per share; and one thousand (1,000) shares of Preferred Stock with a par value of One Cent ($0.01) per share. Dividends may be paid on Common Stock from time to time as determined in the discretion of the Board of Directors. The Preferred Stock may be made subject to redemption at suck time or times and at such price or prices, and may be issued in such series, with full or limited voting powers, or without voting powers and with such designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the corporation. The Board of Directors shall have the authority to issue or





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exchange the shares of the Corporation upon the terms and for the consideration it deems appropriate.

                                   ARTICLE V

         The members of the governing board of the Corporation are styled as directors. The number of directors constituting the initial Board of Directors of the Corporation is one (1). The number of directors may be changed by an action of the Board to no less than one (1) and no more than nine (9) members.

         The following person shall serve as the director of the Corporation, effective as of the date of the effectiveness of these Articles of
Incorporation:

         NAME                      ADDRESS

         Mark V. Shoen             715 S. Country Club Drive, Mesa, AZ 85210

                                   ARTICLE VI

         The name and address of the incorporator is:

         Nancy K. Ventre
         2727 North Central Avenue, Suite 11-South
         Phoenix, AZ 85004

                                  ARTICLE VII

         The period of existence of the Corporation shall be perpetual.

                                  ARTICLE VIII

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation in accordance with the terms thereof.

                                   ARTICLE IX

         The Corporation shall indemnify, to the fullest extent authorized or permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person made, or threatened to be made, a defendant or witness to any threatened, pending or completed action, suit, or proceeding (whether civil, criminal, administrative, investigative or otherwise) by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. Nothing contained herein shall diminish any rights to indemnification to which employees or agents other than directors or officers may be entitled by


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law, and the Corporation may indemnify such employees and agents to the fullest extent and in the manner permitted by law. The rights to indemnification set forth in this Article XI shall not be exclusive of any other rights to which any person may be entitled under any statute, provision of the Articles of Incorporation, bylaw, agreement, contract, vote of shareholders or directors or otherwise. Notwithstanding any provision hereof to the contrary, the following shall govern:

In furtherance and not in limitation of the powers conferred by statute:

         1. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving in any capacity, at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability or expense under the provisions of law; and

         2. The Corporation may create a trust fund, grant a security interest or lien on any assets of the Corporation and/or use other means (including, without limitation, letters of credit, guaranties, surety bonds and/or other similar arrangements), and enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

                                   ARTICLE X

         No director or officer shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except the liability of a director or officer shall not be limited or eliminated for:

         (a) Acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

         (b) The payment of a distribution in violation of Nevada Revised Statutes 78.300.

Dated as of :  March 19, 2003.


                                      /s/ Nancy K. Ventre
                                      -----------------------------
                                      Nancy K. Ventre, Incorporator


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                            CERTIFICATE OF AMENDMENT

                          TO ARTICLES OF INCORPORATION

                          OF SAC HOLDING II CORPORATION

                              A NEVADA CORPORATION


         The undersigned, Mark V. Shoen, President of SAC HOLDING II CORPORATION, certifies as follows:

         1. The name of the corporation is SAC HOLDING II CORPORATION.

         2. This Certificate is made and executed in accordance with N.R.S.
78.385 and N.R.S. 78.390 for the purpose of amending Article III of the Articles of Incorporation. Article III shall read as follows:

                                   ARTICLE III

         The purpose of the corporation shall be to engage in any and all lawful activities.

         3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: One Hundred Percent (100%) in favor of the amendment.

         Dated as of January 30, 2003.

                                        /s/ Mark V. Shoen
                                        ------------------------
                                        Mark V. Shoen, President


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